SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) April 13, 2004
                                                 ..............

RAYMOND JAMES FINANCIAL, INC.
(Exact name of registrant as specified in its charter)

Florida                   1-9109               No. 59-1517485
.................................     ............          ....................
 (State or other jurisdiction of     (Commission           (I.R.S. Employer
  incorporation or organization)      File Number)          Identification No.)

880 Carillon Parkway, St. Petersburg, Florida  33716
.........................................................
(Address of principal executive offices)      (Zip Code)

Registrant's telephone number, including area code (727) 567-1000
                                                   ..............

_____________________________________________________________

(Former name or former address, if changed since last report.

ITEM 7. EXHIBITS

(c) exhibits

99.1 Raymond James Financial Inc.'s Press Release dated April 13, 2004

99.2 Supplemental segment information with respect to the financial information reflected in Exhibit 99.1

Item 9.  REGULATION FD DISCLOSURE

Pursuant to Item 12, Raymond James Financial, Inc. is furnishing under Item 9 of this Current Report on Form 8-K the information included as Exhibits 99.1 and 99.2 to this report, which are hereby incorporated herein by reference.

The press release includes instructions as to how and when to access the Company's complementary quarterly conference call that will be available to all interested persons telephonically and by webcast through the Company's website.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

________April 13, 2004
        (Date)

RAYMOND JAMES FINANCIAL, INC.

BY: /s/ Thomas A. James
        Thomas A. James
       Chairman and Chief
       Executive Officer

BY: /s/ Jeffrey P. Julien
        Jeffrey P. Julien
    Senior Vice President - Finance
      and Chief Financial Officer

Exhibit 99.1

Release No. 0404-04

April 13, 2004                       FOR IMMEDIATE RELEASE

RAYMOND JAMES FINANCIAL, INC.

REPORTS RECORD SECOND QUARTER RESULTS

ST. PETERSBURG, Fla. –Raymond James Financial, Inc. today reported unaudited net income of $43,068,000, or $0.58 per diluted share, for the second quarter ended March 26 on net revenues of $480,448,000 compared to net income of $15,194,000, or $0.21 per diluted share, on net revenues of $339,819,000, for fiscal 2003’s second quarter.

Unaudited net income for the first half of fiscal 2004 was reported at $67,298,000, up from 2003’s $29,622,000, while net revenues for the period increased to $894,435,000 from $671,214,000 the previous year.  Diluted earnings per share were $0.91 versus $0.40 for last year’s comparable period.

All per share amounts have been restated to reflect the effect of the March 2004 three–for-two stock split.

“After a year of recovery, the market has infused investors with renewed confidence,” stated Thomas A. James, chairman and CEO. “As a result, commissions surged 42 percent over last year’s anemic levels in the March quarter.  The same forces increased investment banking revenues by 133 percent and investment advisory fees by 27 percent.

“Conjoined with restricted expense growth, the expansion in revenues has increased margins and generated a 183 percent increment in unaudited net income over last year’s second quarter.  As a result of these factors, both revenues and net income vaulted to new historic quarterly records,” he continued.

“While it is unclear whether these factors can stay in alignment for the rest of the year, the domestic economy remains strong and corporate earnings are rising rapidly.  Later this year, interest rates will probably begin to increase, dampening the robust growth in the economy, but the intermediate-term outlook is still benign as the rate of increase probably will be gradual,” he concluded.

The company will conduct its quarterly conference call April 13 at 4:15 p.m. The telephone number is 800-773-5520. The call will also be available on demand on the company’s Web site, www.RaymondJames.com, under About Our Company, Financial Results and SEC Filings.

Raymond James Financial, Inc. (NYSE - RJF) provides financial services to individuals, corporations and municipalities through its three wholly owned investment firms, Raymond James & Associates, Raymond James Financial Services and Raymond James Ltd., which have over 5,000 financial advisors in more than 2,200 locations throughout the United States, Canada and internationally, as well as through its asset management subsidiaries, which currently manage in excess of $21.0 billion.

Raymond James Financial, Inc.
Unaudited Report
For the second quarter ended March 26, 2004
(all data in thousands, except per share earnings)

	Second Quarter			Six Months

	2004	2003	Percent Change	2004	2003	Percent Change

Revenues	$491,373	$350,497	40%	$916,033	$695,105	32%
Net Revenues	480,448	339,819	41%	894,435	671,214	33%
Net Income	43,068	15,194	183%	67,298	29,622	127%

Earnings Per
Share – Diluted	0.58	0.21	176%	0.91	0.40	128%
Average Shares
Outstanding - Diluted	74,395	73,127		74,254	73,517

	Balance Sheet Data

	March	Dec.	Sept.	March
	2004	2003	2003	2003

Total Assets	$7.4 bil.	$6.9 bil.	$6.9 bil.	$6.4 bil.
Shareholders' Equity	$1,003 mil.	$956 mil.	$925 mil.	$862 mil.
Book Value per share	$13.64	$13.07	$12.71	$11.85

	Management Data

	March	Dec.	Sept.	March
	2004	2003	2003	2003

Total Financial Advisors:
US	4,824	4,785	4,770	4,993
Canada	243	236	226	241

# Lead Managed/Co-Managed Public Offerings in U.S.	26	23	27	4

Financial Assets Under Management	$21.0 bil.	$20.1 bil.	$18.8 bil.	$16.3 bil.

	March	Dec.	Sept.	March
	2004	2003	2003	2003

Client Assets	$107 bil.	$103 bil.	$96 bil.	$84 bil.
Client Margin Balances	$1,074 mil.	$1,014 mil.	955 mil.	$913 mil.
Client Trade Volume	1,995,000	1,729,000	1,587,000	1,466,000
# of Client Accounts	1,314,000	1,299,000	1,210,000	1,272,000

For additional information, contact

Mike White at 727-567-5171.

Please visit the Raymond James Press Center at http://www.RaymondJames.com/media.htm.

RAYMOND JAMES FINANCIAL, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF OPERATIONS
(UNAUDITED)
Quarter-to-Date
(in thousands, except per share amounts)
	Three Months Ended

	March 26,	March 28,	%	December 26,	%
	2004	2003	change	2003	change

Revenues:
Securities commissions and fees	$ 352,039	$ 247,557	42%	$ 303,291	16%
Investment banking	32,065	13,740	133%	19,726	63%
Investment advisory fees	34,460	27,232	27%	31,958	8%
Interest	31,575	31,000	2%	31,156	1%
Net trading profits	4,512	5,456	-17%	6,779	-33%
Financial service fees	21,571	15,583	38%	18,702	15%
Other	15,151	9,929	53%	13,048	16%

TOTAL REVENUES	491,373	350,497	40%	424,660	16%

Interest Expense	10,925	10,678	2%	10,673	2%

NET REVENUES	480,448	339,819	41%	413,987	16%

Non-Interest Expenses
Compensation, commissions and benefits	341,370	248,951	37%	300,660	14%
Communications and information processing	21,354	19,842	8%	19,196	11%
Occupancy and equipment costs	15,229	14,942	2%	15,293	0%
Clearance and floor brokerage	5,320	4,147	28%	5,052	5%
Business development	13,854	11,184	24%	12,943	7%
Other	16,414	16,482	0%	21,888	-25%

TOTAL NON-INTEREST EXPENSES	413,541	315,548	31%	375,032	10%

Income before provision for income taxes	66,907	24,271	176%	38,955	72%
Provision for income taxes	23,839	9,077	163%	14,725	62%

Net Income	$ 43,068	$ 15,194	183%	$ 24,230	78%

Net Income per share basic	$ 0.59	$ 0.21	181%	$ 0.33	79%

Net Income per share diluted	$ 0.58	$ 0.21	176%	$ 0.33	76%
Weighted average common shares
outstanding-basic	73,352	72,702		72,881
Weighted average common and common
equivalent shares outstanding-diluted	74,395	73,127		74,111

RAYMOND JAMES FINANCIAL, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF OPERATIONS
(UNAUDITED)
Year-to-Date
(in thousands, except per share amounts)
	Six Months Ended

	March 26,	March 28,	%
	2004	2003	change

Revenues:
Securities commissions and fees	$ 655,330	$ 485,405	35%
Investment banking	51,791	24,948	108%
Investment advisory fees	66,418	53,515	24%
Interest	62,731	65,646	-4%
Net trading profits	11,291	9,163	23%
Financial service fees	40,273	31,089	30%
Other	28,199	25,339	11%

TOTAL REVENUES	916,033	695,105	32%

Interest Expense	21,598	23,891	-10%

NET REVENUES	894,435	671,214	33%

Non-Interest Expenses
Compensation, commissions and benefits	642,030	483,817	33%
Communications and information processing	40,550	38,808	4%
Occupancy and equipment costs	30,522	30,590	0%
Clearance and floor brokerage	10,372	7,678	35%
Business development	26,797	23,461	14%
Other	38,302	39,224	-2%

TOTAL NON-INTEREST EXPENSES	788,573	623,578	26%

Income before provision for income taxes	105,862	47,636	122%
Provision for income taxes	38,564	18,014	114%

Net Income	$ 67,298	$ 29,622	127%

Net Income per share basic	$ 0.92	$ 0.41	124%

Net Income per share diluted	$ 0.91	$ 0.40	128%
Weighted average common shares
outstanding-basic	73,117	72,923
Weighted average common and common
equivalent shares outstanding-diluted	74,254	73,517

Exhibit 99.2

	Segment Data
	Second Quarter			Six Months
	2004	2003	Percent Change	2004	2003	Percent Change

Revenues:
Private Client Group	$327,416	$233,122	40%	$614,219	$461,603	33%
Capital Markets	113,246	78,335	45%	204,853	147,592	39%
Asset Management	38,270	29,922	28%	72,181	59,133	22%
RJ Bank	6,897	6,993	(1%)	13,455	14,987	(10%)
Other	5,544	2,125	161%	11,325	11,790	(4%)

Total	$491,373	$350,497	40%	$916,033	$695,105	32%

Pre-tax Income:
Private Client Group	$35,028	$19,005	84%	$62,287	$27,873	123%
Capital Markets	21,610	4,712	359%	27,625	7,794	254%
Asset Management	8,978	2,747	227%	13,900	8,111	71%
RJ Bank	2,366	1,935	22%	4,263	5,035	(15%)
Other	(1,075)	(4,128)	74%	(2,213)	(1,177)	(88%)

Total	$66,907	$24,271	176%	$105,862	$47,636	122%

The Company modified the method used to allocate certain corporate compensation costs to the segments consistent with the approach used internally by management in evaluating the segments. Prior years results have been adjusted to reflect the current management allocation methodology.